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                                                                 EXHIBIT - 10.66

                REAL ESTATE SALE AND LEASE TERMINATION AGREEMENT
                  [1600 Technology Drive, San Jose, California]

         THIS REAL ESTATE SALE AND LEASE TERMINATION AGREEMENT (this "AGREEMENT") is made effective as of November 18, 2003 (the "EFFECTIVE DATE"), by and between EOP-Skyport I, L.L.C., a Delaware limited liability company ("SELLER"), and Brocade Communications Systems, Inc., a Delaware corporation ("PURCHASER"). In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

         1. PURCHASE AND SALE OF PROPERTY. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser a certain parcel of real estate (the "REAL PROPERTY") in the City of San Jose, County of Santa Clara, State of California, which parcel is more particularly described in attached EXHIBIT A, and upon which is located an office building commonly known as "1600 Technology Drive," together with (a) all buildings and improvements owned by Seller, and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto (the "IMPROVEMENTS"), (b) Seller's right, title and interest, to the extent transferable, in and to (i) the right to use the names "1600 Technology Drive", (ii) all licenses and permits relating solely to the Property, (iii) any blueprints, plans, specifications, maps or drawings relating solely to the Property (it being agreed that Seller shall be obligated to deliver possession of the foregoing only to the extent in Seller's possession or control), and (iv) any guaranties or warranties relating to the Improvements; and (c) all rights to be conveyed pursuant to the agreements set forth in Section 4.1 below (all of the foregoing, collectively referred to in this Agreement as the "PROPERTY"); provided, however, the term "Property" expressly excludes all property listed on EXHIBIT B attached hereto.

         2. CONSIDERATION. The total consideration to be paid by Purchaser to Seller for the purchase of the Property and termination of the Lease (as defined in Section 4.3.2 below) is ONE HUNDRED SIX MILLION EIGHT HUNDRED THOUSAND and No/100 Dollars ($106,800,000) (the "CONSIDERATION").

                  2.1 At Closing, Purchaser shall pay to Seller the Consideration, plus or minus the prorations described in this Agreement (such amount, as adjusted, being referred to as the "CASH BALANCE"). Purchaser shall pay the Cash Balance by federal funds wire transferred to Chicago Title Insurance Company located in Chicago, Illinois ("ESCROW AGENT") .

         3. EVIDENCE OF TITLE. Seller has heretofore caused to be delivered to Purchaser (a) a current commitment for an ALTA Owner's Title Insurance Policy (the "TITLE COMMITMENT") covering the property to be described in the Subdivision Map (as defined below), in the amount of the Consideration (or such portion thereof as Purchaser may elect), issued by Chicago Title Insurance Company (the "TITLE INSURER"), (b) available copies of all title exception documents referred to in the Title Commitment, and (c) any existing surveys of the

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Real Property and the Improvements in Seller's possession, if any (the
"SURVEY"). At Closing, as a condition precedent to Purchaser's obligations hereunder, Title Insurer shall issue an ALTA Owner's Title Insurance Policy in the form of, and subject only to those exceptions (the "PERMITTED EXCEPTIONS") which are included in, the pro forma title policy attached hereto as EXHIBIT E.

         4. CLOSING. The payment of the Consideration, the transfer of title to the Property, the recordation of the Subdivision Map (defined below) and the satisfaction of all other terms and conditions of the transaction contemplated by this Agreement (the "CLOSING") shall occur at 11 a.m., San Jose, California time on the date hereof (such day being sometimes referred to as the "CLOSING DATE"), through escrow at the San Jose office of the Title Insurer.

                  4.1 Seller's Closing Deliveries. At Closing, Seller shall execute (as necessary), or cause to be executed, and deliver to Purchaser (either through escrow or as otherwise provided below) each of the documents described below: (a) one original Grant Deed, in form of EXHIBIT F, subject to the exceptions listed in such form and the Permitted Exceptions; (b) Seller's non-foreign affidavit, in the form attached hereto as EXHIBIT I; (c) two original counterparts of the Closing Statement (as defined in Section 4.3 below); (d) such transfer tax forms as are required by law ("TRANSFER DOCUMENTS"); (e) two original counterparts of a property management agreement between Purchaser and Property Manager, in the form attached hereto as EXHIBIT K (the "PROPERTY MANAGEMENT AGREEMENT") if any; (f) two original counterparts of a sixth amendment to that certain lease agreement dated as of December 17, 1999 by and between CA - The Concourse Limited Partnership (an affiliate of Seller) and Purchaser for the property located at 1745 Technology Drive, San Jose, California, in the form attached hereto as EXHIBIT L (the "CONCOURSE VI LEASE AMENDMENT"); (g) two original counterparts of the Declaration by and between Purchaser and Seller, in the form attached hereto as EXHIBIT M (the "DECLARATION"); (h) one original Certification of Fourth Amendment to Skyport Plaza Declaration of Common Easements, Covenants, Conditions and Restrictions, in the form attached hereto as EXHIBIT N ("CERTIFICATION OF CCR AMENDMENT"); (i) two original counterparts of the Fourth Amendment to Skyport Plaza Declaration of Common Easements, Covenants, Conditions and Restrictions, in the form attached hereto as EXHIBIT O (the "CCR AMENDMENT"); (j) one original Termination of Lease, in the form attached hereto as EXHIBIT P (the "LEASE TERMINATION"); (k) the original letter of credit under the Lease (defined below), (l) Right of First Offer ("ROFO") in favor of Purchaser, in the form attached hereto as EXHIBIT Q, (m) an Assignment of Intangibles (the "ASSIGNMENT OF INTANGIBLES") from Seller to Purchaser in the form attached hereto as EXHIBIT G, and (n) a License Agreement (the "LICENSE AGREEMENT") from Seller to Purchaser in the form attached hereto as EXHIBIT H. The Closing Statement may be signed in facsimile counterparts on the Closing Date. To the extent available, Seller shall leave all of the original plans and specifications, licenses and permits pertaining to the Property at the premises.

                  4.2 Purchaser's Closing Deliveries. At Closing, Purchaser shall deliver or cause to be delivered to Seller executed counterparts of the Closing Statement, the Property Management Agreement, the Concourse VI Lease Amendment, the Declaration,

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         the Assignment of Intangibles, the Lease Termination, the ROFO, the
         Transfer Documents, and the License Agreement together with the Cash Balance described in Section 2.1 above, and such evidence of Purchaser's power and authority as Seller or Title Insurer may reasonably request.

                  4.3 Closing Prorations and Adjustments. The provisions of this Section 4.3 shall survive the Closing. Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the "CLOSING STATEMENT"), and submit it to Purchaser for approval at least one (1) business day prior to the Closing Date. The items listed below are to be equitably prorated or adjusted as of the close of business on the Closing Date, except as provided otherwise below, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date.

                           4.3.1 Taxes. Taxes and assessments for tax year 2003-2004 (the fiscal tax year in which Closing occurs) are currently assessed against the Property and other property owned by Seller (such other property hereinafter referred to as the "REMAINDER PROPERTY" and such taxes and assessments for both the Property and the Remainder Property, the "COMBINED TAXES"). The Property and the Remainder Property are collectively referred to in this Section 4.3.1 as "ADJUSTED PARCEL II". Combined Taxes for the tax year 2003-2004 for Adjusted Parcel II have been paid by Seller in order to cause the recordation of the Subdivision Map. Seller shall receive a credit at Closing equal to (i) 32% of the Combined Taxes, plus interest at seven percent (7%) per annum for the period beginning on the date of Closing through and including the date such taxes are actually due, on 68% of the Combined Taxes.

                           4.3.2 Rent. The "minimum" or "base" rent payable by Purchaser, as tenant (Purchaser in such capacity is hereinafter referred to as "TENANT") under that certain lease for the Property dated as of December 1, 2000, with Seller, successor-in-interest to MV Golden State San Jose, LLC, as landlord, as amended by First Amendment to Lease dated as of January 16, 2001 (as amended, the "LEASE"), for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Purchaser and Seller, respectively. Purchaser shall give Seller a credit for any delinquent "minimum" or "base" rent as of the date of Closing, and Seller shall give Purchaser a credit for any overpayment of "minimum" or "base" rent as of the date of Closing.

                           4.3.3 Utility Deposits. Seller shall be entitled to recover any and all deposits with respect to the Property held by any utility company as of the Closing Date.

                           4.3.4 Utilities. Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility

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                  companies shall be prorated to the extent not paid by
                  Purchaser as additional rent under the Lease. If possible, utility prorations will be handled by final meter readings on the Closing Date. If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.

                  4.4 Tenant Reimbursements. Purchaser, as the tenant under the Lease is currently paying Seller, as landlord under the Lease, certain amounts (referred to herein as "TENANT REIMBURSEMENTS") based on Seller's estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses (collectively, "TENANT REIMBURSABLE EXPENSES"). Tenant Reimbursements shall not be prorated at Closing but, rather, shall be reconciled pursuant to Section 11 of the Lease Termination.

                  4.5 Reservation of Rights to Contest. Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the exclusive right to meet with governmental officials and to contest any reassessment or assessment of the Property and Remaining Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Subject to the last sentence of this Section 4.5, Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date. Purchaser shall cooperate with Seller, at Seller's reasonable request and at Seller's expense, if necessary in connection with any such contest or reassessment, which cooperation may include executing applications or other documents. Notwithstanding the foregoing, Seller shall pay to Purchaser 32% of any such refund actually received (less 32% of costs incurred in connection therewith) to the extent relating to either the term of the Lease or Purchaser's period of ownership.

                  4.6 Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Seller shall pay (i) the base premium payable to the Title Company in connection with the issuance of an CLTA standard owner's title policy, (ii) all recording fees for title clearance documents, (iii) county transfer taxes, (iv) one-half of city transfer taxes, (v) all legal fees payable to attorneys retained by Seller and Seller's internal costs incurred in connection with satisfaction of the Subdivision Condition and the cost to make any alterations to the physical conditions of, or to correct non-compliance with legal requirements applicable to, any real property owned by Seller (but specifically excluding the cost of any alterations or corrections of non-compliance which are Tenant's obligation to pay and/or perform under the terms of the Lease) to the extent such alterations or corrective actions are required to satisfy the Subdivision Condition, and (vi) one-half of all escrow fees payable to the Escrow Agent; and (b) Purchaser shall pay for (i) title insurance costs and fees for the ALTA extended owner's coverage (except those expressly the responsibility of Seller as provided above), including fees for extended coverage, endorsements, coinsurance or reinsurance, and any loan policy charges, (ii) one-half of the city transfer taxes,
         (iii) recording charges (except those expressly the responsibility of Seller as provided above), (iv) costs incurred in connection with obtaining any survey of the

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         Property that Purchaser elects to obtain, (v) to the extent not paid as of Closing pursuant Section 8.3(a) and whether or not Closing occurs, all costs in connection with the satisfaction of the Subdivision Condition (except those expressly the responsibility of Seller as provided above) incurred through Closing or any earlier termination of this Agreement, including without limitation all invoices from Kier & Wright Civil Engineers & Surveyors, Inc. and Kenneth Rodrigues and Partners (provided such amounts described in this Clause (v) may be paid after Closing), and (vi) one-half of all escrow fees payable to Escrow Agent. All other closing and other transaction costs shall be allocated according to customary practice in San Jose, California. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys. The provisions of this Section 4.6 shall survive any termination of this Agreement.

                  4.7 Reprorations. Notwithstanding anything contained herein to the contrary, all reprorations contemplated by this Agreement shall be completed within one (1) year of Closing (subject to extension solely as necessary due to the unavailability of final information, but in no event to exceed two (2) years after Closing). The provisions of this Section 4.7 shall survive the Closing.

         5.       [Intentionally Deleted]

         6. BROKERAGE. Purchaser agrees to pay upon Closing (but not otherwise) a brokerage commission due to Cornish and Carey Commercial for services rendered in connection with the sale and purchase of the Property. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim.

         7.       DEFAULT AND REMEDIES.

                  7.1 Purchaser's Remedies. Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur due to a Seller default, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (a) Purchaser may terminate this Agreement; or (b) upon notice to Seller not more than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above.

                  7.2 Seller's Remedies. Purchaser and Seller acknowledge that it would be extremely impractical and difficult to ascertain the actual damages which would be suffered by Seller if Purchaser fails to consummate the purchase and sale contemplated herein for any reason other than Seller's default hereunder in any material respect or the failure of condition precedent to Purchaser's obligation to close hereunder. Purchaser and Seller have considered carefully, the expenses of Seller incurred in connection with the preparation of this Agreement and Seller's performance hereunder, and the other

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         damages, general and special, which Purchaser and Seller realize and recognize Seller will sustain but which Seller cannot at this time calculate with absolute certainty. Based on all those considerations, Purchaser and Seller have agreed that the damage to Seller in such event would reasonably be expected to be equal to the sum of Four Million Dollars ($4,000,000). Accordingly, if Purchaser fails to consummate the purchase of the Property in accordance with the terms of this Agreement solely as a result of a default by Purchaser, then Seller shall have the right to recover Four Million Dollars ($4,000,000) as full and complete liquidated damages.

         THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT (A) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF FOUR MILLION DOLLARS IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT, AND (B) THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

                           SELLER: __________       PURCHASER: ___________

                  7.3 Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

         8.       CONDITIONS PRECEDENT.

                  8.1 Due Diligence. Prior to the Effective Date, Purchaser has inspected the Property, obtained any necessary internal approvals to the transaction, and satisfied itself as to all matters relating to the Property, including, but not limited to, environmental, engineering, structural, financial, title and survey matters. Prior to the Effective Date, Seller has delivered to Purchaser, or otherwise made available to Purchaser for Purchaser's review and approval, the following documents and materials to the extent in Seller's actual possession or control (excluding internal reports, appraisals, valuations and communications prepared by or for Seller): all final architectural drawings, final building plans and specifications, structural reviews and engineering, soils, seismic, geologic and architectural reports, studies and certificates relating to the Property; all warranties, permits and certificates of occupancy relating to the Property; and such other non-privileged or otherwise non-proprietary books, records and files of Seller relating to the Property as may be reasonably requested by Purchaser (all of the foregoing collectively, "DUE DILIGENCE ITEMS").

                  8.2      Subdivision Condition.

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                           (a)      As a condition to Purchaser's obligation to
                  close hereunder, the final parcel map attached hereto as EXHIBIT R (the "SUBDIVISION MAP") evidencing that the Property has become a separately subdivided parcel shall have been approved (collectively, the "SUBDIVISION CONDITION"). Seller agrees to use reasonable and diligent efforts to pursue satisfaction of the Subdivision Condition on or prior to the Closing Date. Purchaser agrees to reasonably and diligently cooperate with Seller as may be reasonably necessary for Seller to satisfy the Subdivision Condition by the Closing Date. Purchaser and Seller acknowledge that Purchaser has engaged Kier & Wright Civil Engineers & Surveyors, Inc. and Kenneth Rodrigues and Partners to create such plats and surveys as may be required for the Subdivision Condition to be satisfied, and Purchaser shall pay all invoices from such third parties in connection with such work as the invoices are received, provided all payments outstanding as of Closing shall be paid by Purchaser at Closing.

                           (b) If the Subdivision Condition has not been satisfied as of the Closing Date, then (i) this Agreement shall be deemed automatically terminated and of no further force and effect, and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination hereof and (ii) Purchaser and Seller shall cease any efforts to satisfy the Subdivision Condition, provided, however, Seller may, at its sole option and (at its sole cost and expense as to costs and expenses incurred thereafter in connection with the Subdivision Map), continue such efforts.

                           8.3 Accuracy of Seller's Representations and Warranties. As a condition to the obligations of Purchaser to close hereunder, each of Seller's representations and warranties set forth in Section 9.1 below shall be materially true and correct as of the Closing.

                  9.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                           9.1 Seller's Representations and Warranties. Subject to Section 9.3 below, Seller hereby represents and warrants to Purchaser as to the following matters, as of the date of this Agreement:

                                    9.1.1    Organization and Authority. Seller
                           is duly organized and in good standing under the laws of the state of its organization. Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

                                    9.1.2    No Conflict. The execution and
                           delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's organizational documents.

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                           9.1.3    Condemnation. Seller has not received from
                  any governmental authority any written notice of any pending or threatened condemnation of the Property or any part thereof.

                           9.1.4 Litigation. Seller has not been served with any litigation which is still pending against Seller with respect to its ownership or operation of the Property.

                           9.1.5 Compliance. Seller has not received from any governmental authority any written notice of any current violation by the Property of any municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to use (as general office and administrative, and communications laboratory purposes), occupancy or possession of the Property, or to the use, storage generation or disposal of hazardous or toxic materials or substances (all of the foregoing collectively, "REGULATIONS") applicable to the Property, except with respect to violations resulting from acts or omissions of Purchaser, its employees or agents, copies of which have been provided to Purchaser. Except with respect to violations resulting from acts or omissions of Purchaser (copies of which have been provided to Purchaser), its employees or agents, Seller is in compliance with any past notices of past violations of Regulations.

                           9.1.6 No Leases. There are no leases, licenses or occupancy agreement in effect with respect to the Property (excluding any by, through or under Purchaser) other than the Lease.

                           9.1.7 Due Diligence Items. To Seller's Knowledge: all Due Diligence Items in Seller's possession or control which disclose information that materially affects the Property have been provided to Purchaser, all of the Due Diligence Items provided as copies are correct and complete copies of the original of such items, and none of the Due Diligence Items provided to Buyer has been amended, modified or terminated by Seller except as disclosed in writing to Purchaser.

                           When used in this Agreement, the term "Seller's
                  Knowledge" shall mean and be limited to the actual (and not constructive) knowledge of Jonel Porta and John Petersen, without inquiry other than a review of Seller's files with respect to the Property.

                           9.1.8 Contracts. There are no contracts or agreements relating to the ownership, operation and maintenance of the Property that will be binding upon Purchaser after the Closing.

                  9.2 Purchaser's Representations and Warranties. Subject to Section 9.5 below, Purchaser represents and warrants that:

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                           9.2.1    ERISA. Purchaser's rights under this
                  Agreement, the assets it shall use to acquire the Property and, upon its acquisition by Purchaser, the Property itself, do not and shall not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101, and Purchaser is not a "governmental plan" within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the purchase of the Property by Purchaser is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                           9.2.2 Organization and Authority. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has the power and authority under its organizational documents to perform its obligations hereunder, and all action and approvals required thereunder have been duly taken and obtained.

                           9.2.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser's organizational documents.

                           9.2.4 No Bankruptcy Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, (v) admitted in writing its inability to pay its debts as they come due, or
                  (vi) made an offer of settlement, extension or composition to its creditors generally.

                  9.3 Survival. Purchaser's right to enforce the representations and warranties set forth in Section 9.1, shall survive the Closing, but only as to claims of which Purchaser notifies Seller in writing within six (6) months after Closing and brings legal action to enforce within one (1) year of Closing, and not otherwise. Seller's right to enforce the representations and warranties set forth in
         Section 9.2 shall survive the Closing, provided Subsections 9.2.2 and
         9.2.3 shall only survive the Closing as to claims of which Seller notifies Purchaser in writing within six (6) months after Closing, and brings legal action to enforce within one (1) year and not otherwise.

         10. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Four Million Dollars ($4,000,000.00) (the "LIABILITY LIMITATION"). No constituent partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, partner, employee,

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beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in Seller or an agent of Seller (including, but not limited to, EOP Operating Limited Partnership, Equity Office Properties Trust and Equity Office Management L.L.C.) ("SELLER'S AFFILIATES") shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller, nor any obligation of any constituent partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such party's obligations to restore or contribute). No advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of Purchaser or of any entity that is or becomes a member or an agent of Purchaser ("PURCHASER'S AFFILIATES") shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser's assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.

         11.      MISCELLANEOUS.

                  11.1 Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which, together with the exhibits hereto and that certain Confidentiality Agreement dated as of August 8, 2003, by and between Seller and Brocade Communications Systems, Inc. (the "CONFIDENTIALITY AGREEMENT"), fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected the Property and that it accepts the same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

                  11.2 Assignment. Except as provided in Section 11.12 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Seller's consent; provided, however, that no such consent shall be required with respect to Purchaser's assignment of its right to purchase the Property under this Agreement to an entity wholly owned, directly or indirectly, by Purchaser; provided that upon any such assignment permitted hereunder, the Purchaser named herein shall not be released from liability to Seller for the performance of "Purchaser's" obligations hereunder. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "SELLER" shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

                  11.3 Modifications. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

                  11.4 Time of Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

                  11.5 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Property is located.

                  11.6 Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by facsimile transmission with confirmed receipt, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.6.

                  If to Seller:

                  c/o Equity Office Properties Trust
                  Two North Riverside Plaza, Suite 2100
                  Chicago, Illinois  60606
                  Attention: Ross Satterwhite
                  Telephone: 312/466-3522
                  Facsimile: 312/559-5095

                  With a copy to:

                  c/o Equity Office Properties Trust
                  Two North Riverside Plaza, Suite 2100
                  Chicago, Illinois 60606
                  Attention: Jeff Arnold

                  Telephone: 312/466-3225
                  Facsimile: 312/559-5209
                  and

                  Neal, Gerber & Eisenberg, LLP
                  2 North LaSalle Street, Suite 2100
                  Chicago, Illinois  60602
                  Attention: Douglas J. Lubelchek, Esq.
                  Telephone: 312/269-5255
                  Facsimile: 312/269-1747

                  If to Purchaser:

                  Real Estate & Facilities
                  Brocade Communications, Inc.
                  1745 Technology Service
                  San Jose, California 95110
                  Attention: Wendi Pauli
                  Telephone: 408/333-8759
                  Facsimile: 408/333-5955

                  With a copy to:

                  Ellman, Burke, Hoffman & Johnson
                  One Ecker Building, Suite 200
                  San Francisco, California 94105
                  Attention: Jodi B. Fedor
                  Telephone: 415/777-2727
                  Facsimile: 415/495-7587

                  11.7 "AS IS" SALE. ACKNOWLEDGING PURCHASER'S PRIOR OCCUPANCY OF THE PROPERTY AS A TENANT AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, BUT SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED BY SELLER IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS-IS," "WHERE-IS," AND WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE "DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER OR ANY OF SELLER'S AFFILIATES CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR

         WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER'S AFFILIATES, AND BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON OR UNDER THE PROPERTY, OTHER THAN ENVIRONMENTAL CONDITIONS RESULTING FROM MIGRATION OR MATERIALS FROM OTHER PROPERTY OWNED OR OPERATED BY SELLER OR SELLER'S AFFILIATES AND FIRST BEING PRESENT ON OR UNDER THE PROPERTY AFTER CLOSING. PURCHASER REPRESENTS TO SELLER THAT, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED BY SELLER IN THIS AGREEMENT, PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND

         ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND SELLER'S AFFILIATES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS AT THE PROPERTY, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, PROVIDED SUCH RELEASE SHALL NOT APPLY TO CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS'
         FEES) AGAINST SELLER OR SELLER'S AFFILIATES EITHER (i) PURSUANT TO OR ARISING OUT OF ANY SEPARATE AGREEMENT WITH PURCHASER OR (ii) IN THEIR CAPACITY AS OWNER OR OPERATOR OF PROPERTY OTHER THAN THE PROPERTY, TO THE EXTENT SUCH CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) RELATE TO ENVIRONMENTAL CONDITIONS FIRST BEING PRESENT ON OR UNDER THE PROPERTY AFTER CLOSING.

                           TO THE EXTENT OF PURCHASER'S RELEASE OF SELLER
                  PURSUANT TO THIS AGREEMENT, PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT:

                           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                           PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT
                  PURCHASER HAS CAREFULLY REVIEWED THIS SUBSECTION, AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, IS FULLY AWARE OF ITS CONSEQUENCES, AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT; PROVIDED, HOWEVER, SUCH RELEASE, WAIVER OR DISCHARGE SHALL NOT APPLY AND SHALL BE OF NO

                  FORCE OR EFFECT FOR ANY CLAIMS ARISING OUT OF SELLER'S FRAUD.

                  ___________________________        ___________________________
                  SELLER'S INITIALS                  PURCHASER'S INITIALS

         THE PROVISIONS OF THIS SECTION 11.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

                  11.8 Trial by Jury. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

                  11.9 Confidentiality. Except as may be required in connection with the satisfaction of the Subdivision Condition and the other matters contemplated by this Agreement, without the prior written consent of the other party, both Purchaser and Seller shall comply with the Confidentiality Agreement, except that the provisions of Paragraph 19 of the Confidentiality Agreement shall apply equally to both Seller and Purchaser. The Confidentiality Agreement and the terms and conditions thereof shall survive a termination of this Agreement without Closing but shall terminate upon a Closing.

                  11.10 Reports. If for any reason Purchaser does not consummate the Closing (other than due to a Seller default), then Purchaser shall, upon Seller's written request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the physical condition of the Property or any part thereof prepared by third parties at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing upon Seller's reimbursement to Purchaser of all costs paid by Purchaser to third parties who prepared any such items; provided, however, that the foregoing shall not apply to any internal studies, reports, budgets or projections, nor to any other information or documentation determined by Purchaser to be confidential or privileged.

                  11.11 Reporting Person. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

                  11.12 Section 1031 Exchange. Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party's sole cost and expense, provided that the time periods provided in this Agreement (including, without limitation, the

         Closing Date) shall not be delayed or otherwise affected. The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party's exchange. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party's exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. The provisions of this Section 11.12 shall survive the Closing.

                  11.13 Press Releases. The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except as required by law (including, without limitation, in connection with SEC requirements and filings) or upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld or delayed by either party).

                  11.14 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

                  11.15 Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

                  11.16 Attorneys' Fees. In the event of legal proceedings between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and such legal proceedings, including, but not limited to, its reasonable attorneys' and paralegal fees, witness fees, court reporters' fees and other costs of suit.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

SELLER: EOP-Skyport I, L.L.C., a Delaware limited liability company

                           By: EOP Operating Limited Partnership, a
                               Delaware limited partnership, its sole member

                               By: Equity Office Properties Trust, a Maryland
                                   real estate investment trust, its general
                                   partner

                                   By:    /s/ Jeffrey S. Arnold
                                          --------------------------------------
                                   Name:  Jeffrey S. Arnold
                                   Title: Vice President - Legal

PURCHASER:                 Brocade Communications Systems, Inc.,
                           a Delaware corporation

                           By:    /s/ Antonio Canova
                                  ----------------------------------------------
                           Name:  Antonio Canova
                           Title: CFO